Exhibit 10.1

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (the "Agreement") is entered into and effective as of the 30th day of June, 2016, by and among SINORAMA CORPORATION, a Florida corporation (“SC”), SINORAMA TOURS CO., LIMITED a Samoa corporation ("STC"), and the shareholders of STC set forth on Exhibit “A” attached hereto and Incorporated herein (collectively the “Shareholders").

1. RECITALS

This Agreement is entered into with reference to and in contemplation of the following facts, circumstances and representations:

1.1          The Shareholders are the owners of 10,000 common shares, par value $1.00, of STC, which represents all of the issued and outstanding common shares (the “STC Shares”).

1.2          SC desires to issue a total of 11,000,000 shares of its common stock, par value $0.001 (the "SC Shares") to the Shareholders of STC, Pro rata, in exchange for one hundred percent (100%) of the STC Shares owned by the Shareholders.

1.3          The Shareholders desire to exchange the STC Shares for the SC Shares in accordance with the terms and conditions of this Agreement.

1.4          SC, the Shareholders and STC desire that this transaction be consummated.

2. EXCHANGE AND ISSUANCE OF SHARES

2.1         Exchange of SC Shares: SC shall exchange and deliver to the Shareholders, a total of 11,000,000 shares of its common stock in the amounts set forth next to each Shareholder’s name on Exhibit “A”.

2.2         Exchange of STC Shares: At the Closing, the Shareholders shall allot and deliver to SC a total of 10,000 shares of the common shares of STC which represents one hundred percent (100%) of the issued and outstanding shares of STC. Upon the consummation of the share exchange contemplated pursuant to this Agreement, STC shall be a wholly-owned subsidiary of SC, and SC will effectively acquire all business and assets of STC as now or hereafter existing.

2.3         Nature of SC Shares: The SC Shares are being acquired by the Shareholders in connection with the transaction contemplated hereunder (the “Transaction”), are being acquired for their own account for investment purposes only and not with a view to, or with any present intention of, distributing or reselling any of such shares. STC and the Shareholders acknowledge and agree that the SC Shares have not been registered under the Securities Act or under any state securities laws, and that the SC Shares may not be, directly or indirectly, sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and applicable state securities laws, except pursuant to an available exemption from such registration. STC and the Shareholders also acknowledge and agree that neither the SEC nor any state securities commission nor other Governmental Authority has (a) approved the issuance of the SC Shares or passed upon or endorsed the merits of the SC Shares, this Agreement or the Transaction; or (b) confirmed the accuracy of, determined the adequacy of, or reviewed, this Agreement. STC and the Shareholders have such knowledge, sophistication and experience in financial, tax and business matters in general, and investments in securities in particular, that they are capable of evaluating the merits and risks of this investment in the SC Shares , and each of STC and the Shareholder has made such investigations in connection herewith as be deemed necessary or desirable so as to make an informed investment decision without relying upon SC for legal or tax advice related to this investment.

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2.4           Private Sale Acknowledgment: The parties acknowledge and agree that the exchange and issuance of the SC Shares is being undertaken as a private sale, and is not being transacted via a broker-dealer and/or in the public market place.

3. REPRESENTATIONS AND WARRANTIES OF SC.

SC represents and warrants to the Shareholders and STC as follows:

3.1         Organization: SC is a corporation duly incorporated and validly existing under the laws of the State of Florida and is in good standing with respect to all of its regulatory filings.

3.2         Capitalization: The authorized capital of SC consists of 100,000,000 shares of common stock with a par value of $0.001 per share.

3.3         Legal Compliance: To the best of its knowledge, SC is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which SC is subject or which apply to it or any of its assets.

3.4         Adverse Financial Events: SC has not experienced nor is it aware of any occurrence or event which has had or might reasonably be expected to have a material adverse effect on its financial condition.

3.5         Disputes, Claims and Investigations: There are no disputes, claims, actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of SC threatened against or affecting SC at law or in equity or before or by any federal, municipal or other governmental department, commission, board, bureau or agency.

3.6         Employee Liabilities: SC has no known liability to former employees or any liability to any governmental authorities with respect to current or former employees.

3.7         No Conflicts or Agreement Violations: The execution, delivery and performance of this Agreement will not conflict with or be in violation of the articles or by-laws of SC or of any agreement to which SC is a party and will not give any person or company a right to terminate or cancel any agreement or right enjoyed by SC and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the assets of SC .

3.8         Validly Issued and Authorized Shares: That the SC Shares will be validly authorized and issued by SC in full compliance with all laws of the State of Florida.

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4. REPRESENTATIONS OF STC AND THE SHAREHOLDER

STC and the Shareholders collectively and individually hereby represent and warrant as follows:

4.1         Share Ownership: The Shareholders are the owners, beneficially and of record, of the STC Shares and said shares are free and clear of all liens, encumbrances, claims, charges and restrictions.

4.2         Transferability of STC Shares: That the Shareholders have full power to transfer the STC Shares to SC without obtaining the consent or approval of any other person or governmental authority.

4.3         Validly Issued and Authorized Shares: That the STC Shares are validly authorized and issued, fully paid, and non-assessable, and the STC Shares have been so issued in full compliance with all laws of Samoa.

4.4         Organization: STC is a corporation duly incorporated and validly existing under the laws of Samoa and is in good standing with respect to any and all applicable regulatory filings.

4.5         Capitalization: The authorized capital of STC consists of 100,000,000 common shares, par value $1.00, of which 10,000 common shares are issued and outstanding.

4.6         Legal Compliance: STC is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which STC is subject or which apply to it or any of its assets.

4.7         Adverse Financial Events: STC has not experienced nor is it aware of any occurrence or event which has had or might reasonably be expected to have a material adverse effect on its financial condition.

4.8         Disputes, Claims and Investigations: There are no disputes, claims, actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of STC or the Shareholders threatened against or affecting STC at law or in equity or before or by any federal, municipal or other governmental department, commission, board, bureau or agency.

4.9         Employee Liabilities: STC has no liability to former employees or any liability to any government authorities with respect to current or former employees.

4.10       No Conflicts or Agreement Violations: The execution, delivery and performance of this Agreement will not conflict with or be in violation of the Articles of Incorporation of STC or of any agreement to which STC is a party and will not give any person or company a right to terminate or cancel any agreement or right enjoyed by STC and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the assets of STC.

4.11       No Liens: That STC has not received a notice of any assignment, lien, encumbrance, claim or charge against the STC Shares.

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5. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS ALONE

The Shareholders alone further represent and warrant to SC as follows with respect to the SC Shares:

5.1         Financially Responsible: That they are financially responsible, able to meet their obligations and acknowledge that this investment will be speculative.

6. CLOSING, ESCROW HOLDER AND CONDITIONS TO CLOSING

6.1         Exchange Closing: The closing of the share exchange as contemplated by this Agreement (the "Closing") shall take place at the offices of SC, at such time and place as may be agreed among by the parties, but in no event later than July 31, 2016.

6.2         Conditions and Closing: Prior to the Closing, the following will be required:

6.2.1. Deliveryof STC Shares: The Shareholders shall deliver to SC the certificate or certificates representing the STC Shares, duly endorsed for transfer accompanied by a duly executed assignment of the STC Shares to SC.

6.2.2. Deliveryof SC Shares: SC shall deliver to the Shareholders certificates representing the SC Shares registered in the name of the Shareholders.

6.3         Close of Transaction: The subject transaction shall "close" upon the satisfaction of the above conditions.

6.4         Notices: All notices given pursuant to this Agreement must be in writing and may be given by (1) personal delivery, or (2) registered or certified mail, return receipt requested, or (3) via facsimile transmission to the parties as set forth below.

If to SC:	Qian Hong
3675 AV DES CERISIERS
BROSSARD, QC J4Z 3S8

If to STC:	Jing Wenjia
3675 AV DES CERISIERS
BROSSARD, QC J4Z 3S8

7. COOPERATION, ARBITRATION, INTERPRETATION, MODIFICATION AND ATTORNEY FEES

7.1           Cooperation of Parties: The parties further agree that they will do all things necessary to accomplish and facilitate the purpose of this Agreement and that they will sign and execute any and all documents necessary to bring about and perfect the purposes of this Agreement.

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7.2           Interpretation of Agreement: The parties agree that should any provision of this Agreement be found to be ambiguous in any way, such ambiguity shall not be resolved by construing such provisions or any part of or the entire Agreement in favor of or against any party herein, but rather by construing the terms of this Agreement fairly and reasonably in accordance with their generally accepted meaning.

7.3           Modification of Agreement: This Agreement may be amended or modified in any way at any time by an instrument in writing stating the manner in which it is amended or modified and signed by each of the parties hereto. Any such writing amending or modifying this Agreement shall be attached to and kept with this Agreement.

7.4           Attorney Fees: If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of the Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

7.5           Entire Agreement: This Agreement constitutes the entire Agreement and understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations, writings and understandings relating to the subject matter of this Agreement are merged herein and are superseded and canceled by this Agreement.

7.6           Counterparts: This Agreement may be signed in one or more counterparts.

7.7           Facsimile Transmission Signatures: A signature received pursuant to a facsimile transmission shall be sufficient to bind a party to this Agreement.

7.8           Governing Law: This Agreement shall be governed by, and construed in accordance with the laws of the State of Florida.

IN WITNESS WHEREOF, this Agreement is executed by the parties as of the date first -above written.

SINORAMA CORPORATION, a Florida corporation

By:	/s/ JING Wenjia
Jing Wenjia, CEO

SINORAMA TOURS CO., LIMITED, a Samoa corporation

By:	/s/ JING Wenjia
Jing Wenjia, CEO

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SHAREHOLDERS:

/s/ JING Wenjia
Jing Wenjia

/s/ Xing Yanhua
Xing Yanhua

/s/ Zhao Hongxi
Zhao Hongxi

/s/ Yang Ming
Yang Ming

/s/ Wang Bo
Wang Bo

/s/ Wang Xi Wang
Wang Xi Wang

/s/ Wei He
Wei He

/s/ Zhang Guohua
Zhang Guohua

/s/ Zou Gongping
Zou Gongping

/s/ Cheung Wai Kee
Cheung Wai Kee

8941408 Canada, Inc.

By:	/s/ Qian Hong
Its:	President

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EXHIBIT A

Shareholders

Name	SC Shares
Jing Wenjia	8,250,000

Xing Yanhua	330,000

Zhao Hongxi	550,000

Yang Ming	330,000

Wang Bo	220,000

Wang Xi Wang	110,000

Wei He	110,000

Zhang Guohua	385,000

Zou Gongping	275,000

Cheung Wai Kee	110,000

8941408 Canada, Inc.	330,000

Total	11,000,000

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